AMENDED SCHEDULE I TO THE

CUSTODY AGREEMENT BETWEEN

FORUM FUNDS AND THE BANK OF NEW YORK MELLON

Schedule I

List of Portfolios

As of July 31, 2019

Merk Hard Currency Fund